Exhibit (h)(3)(b)

TRANSPARENT VALUE TRUST

AMENDMENT TO

TRANSFER AGENCY AND INTERACTIVE CLIENT

SERVICES AGREEMENT

THIS AMENDMENT is made as of June 11, 2012 by and between ALPS Fund Services, Inc. (“ALPS”) and Transparent Value Trust (the “Trust”).

WHEREAS, ALPS and the Trust have entered into a Transfer Agency and Interactive Client Services Agreement dated April 1, 2010, as amended January 28, 2011 (the “Agreement”);

WHEREAS, on February 29, 2012, the Board of Trustees of the Trust approved one new series under the Trust; and

WHEREAS, in light of the foregoing, ALPS and the Trust wish to modify the provisions of the Agreement to reflect revised APPENDIX A – LIST OF PORTFOLIOS.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	APPENDIX A – LIST OF PORTFOLIOS. APPENDIX A – LIST OF PORTFOLIOS of the Agreement is replaced in its entirety with the attached APPENDIX A – LIST OF PORTFOLIOS.

2.

Remainder of the Agreement. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of this Amendment first set forth above.

ALPS FUND SERVICES, INC.		TRANSPARENT VALUE TUST

By:	/s/ Jeremy O. May	By:	/s/ Armen Arus
Name:	Jeremy O. May	Name:	Armen Arus
Title:	President	Title:	President

APPENDIX A

LIST OF PORTFOLIOS

Transparent Value Dow Jones RBP U.S. Large-Cap Aggressive Index Fund

Transparent Value Dow Jones RBP U.S. Large-Cap Core Index Fund

Transparent Value Dow Jones RBP U.S. Large-Cap Defensive Index Fund

Transparent Value Dow Jones RBP U.S. Dividend Index Fund

Transparent Value Dow Jones RBP U.S. Large-Cap Growth Index Fund

Transparent Value Dow Jones RBP U.S. Large-Cap Market Index Fund

Transparent Value Dow Jones RBP U.S. Large-Cap Value Index Fund

Transparent Value Dow Jones RBP Directional Allocation Index Fund